UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2022

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Bicycle Therapeutics plc (the “Company”) held its annual general meeting of shareholders (the “AGM”) on June 27, 2022. Each of the proposals set forth below were voted on and duly passed on a poll at the AGM. Detailed descriptions of these proposals and of the voting procedures applied at the AGM are contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022.

There were 23,743,875 ordinary shares of the Company represented in person or by proxy at the AGM, constituting approximately 80.08% of the issued and outstanding ordinary shares on June 27, 2022. Proxy appointments which gave the Chairman of the meeting discretion have been included in the “For” total. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of American Depositary Shares (“ADSs”) dated May 28, 2019, holders of ADSs who did not provide the depositary bank with voting instructions on or before specified deadline were deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM and the voting results below reflect that. A vote withheld/abstain is not a vote in law and is not counted in the calculation of votes for or against a resolution.

Proposal 1 - To re-elect as a director Pierre Legault.

For	Against	Vote Withheld/Abstain
22,076,711	1,442,761	2,025,261

Proposal 2 - To re-elect as a director Richard Kender.

For	Against	Vote Withheld/Abstain
23,633,473	108,372	1,802,888

Proposal 3 - To approve, on advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

For	Against	Vote Withheld/Abstain
23,466,799	276,755	1,801,179

Proposal 4 - To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Year	3 Year	Vote Withheld/Abstain
16,091,884	1,483	20,845	1,803,405

Proposal 5 - To approve the amendment of the Bicycle Therapeutics plc 2020 Equity Incentive Plan to increase the number of shares available for issuance under the plan.

For	Against	Vote Withheld/Abstain
17,201,346	6,541,126	1,802,261

Proposal 6 – To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as the Company’s U.S. independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Vote Withheld/Abstain
23,712,413	31,462	1,800,858

Proposal 7 – To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as the Company’s U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.

For	Against	Vote Withheld/Abstain
23,712,129	31,456	1,801,148

Proposal 8 - To authorize the Audit Committee to determine the Company’s U.K. statutory auditors’ remuneration for the year ending December 31, 2022.

For	Against	Vote Withheld/Abstain
23,741,689	2,158	1,800,886

Proposal 9 - To receive and adopt the Company’s U.K. statutory annual accounts and reports for the year ended December 31, 2021.

For	Against	Vote Withheld/Abstain
23,709,027	870	1,834,836

Proposal 10 - To approve the directors’ remuneration report for the year ended December 31, 2021 (excluding the directors' remuneration policy).

For	Against	Vote Withheld/Abstain
23,451,943	289,852	1,802,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2022	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer